                                                                    Exhibit 4.14

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH
REGISTRATION IS AVAILABLE.   THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF
OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                            STOCK PURCHASE WARRANT
                 To Purchase 100,000 Shares of Common Stock of

                            STORM TECHNOLOGY, INC.

          THIS CERTIFIES that, for value received, the L. William and L. Gay Krause Trust under Agreement dated June 21, 1994 (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after one day after the date hereof and on or prior to December 18, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from STORM TECHNOLOGY, INC., a Delaware corporation (the "Company"), One Hundred Thousand (100,000) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be One Dollar and Ninety Cents (US $1.90). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Common Stock and Warrant Purchase Agreement dated on or about December 18, 1997, between the Company and Holder and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control. Unless otherwise defined herein, all capitalized terms shall have meanings as provided for in the Agreement.

          1.  Title of Warrant.  Prior to the expiration hereof and subject to
              ----------------
compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, pursuant to paragraph 9 hereof.

          2.  Authorization of Shares.  The Company covenants that all shares of
              -----------------------
Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          3.  Exercise of Warrant.
              -------------------

          (a) Procedure for Exercise.  Exercise of the purchase rights
              ----------------------
represented by this Warrant may be made at any time or times after the date hereof, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 12 below, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the Holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares of Common Stock purchased hereunder shall be delivered to the holder hereof within five (5) NASDAQ trading days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased.

          (b) Net Exercise Rights.  Notwithstanding the payment provisions set
              -------------------
forth in this Section 3, the holder may elect to receive the amount of Warrant Shares equal to the value (as determined below) of this Warrant by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder the number of shares of Common Stock determined by use of the following formula:

              X = Y(A-B)
                  ------
                    A

     Where:   X =   the number of shares of Common Stock to be issued to the
                    holder.

              Y =   the number of Warrant Shares subject to this Warrant.

              A = the Fair Market Value (as defined below) of one (1) Warrant Share.

              B =   the Exercise Price per share of the Warrant Shares.

     For purposes of this Section 3, fair market value of a share as of a particular date shall mean:

              (i) If the Company's registration statement under the Act, covering its initial underwritten public offering of stock has been declared effective by the Securities and Exchange Commission, then the fair market value of a share shall be the closing price (the last reported sales price, of not so reported, the average of the last reported bid and asked prices) of the Company's stock as of the last business day immediately prior to the exercise of this Warrant.

              (ii) If such a registration statement has not been declared effective, or if it has been declared effective but the offering is not consummated in accordance with the terms of

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

the underwriting agreement between the Company and its underwriters relating to such registration statement, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

          4.  No Fractional Shares or Scrip.  No fractional shares or scrip
              -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant.

          5.  Charges, Taxes and Expenses.  Issuance of certificates for shares
              ---------------------------
of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for
                        --------  -------
shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that upon any transfer involved in the issuance or
            -------- -------
delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          6.  Holder Representations.  The Holder of the Warrant agrees and
              ----------------------
acknowledges that the Warrant is being purchased for the Holder's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The Holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the Holder will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Securities Act and Regulation D thereunder and applicable state securities laws or unless, in the opinion of counsel for the Holder acceptable to the Company, an exemption from the registration requirements of the Securities Act and such laws is available.

          7.  Closing of Books.  The Company will at no time close its
              ----------------
shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

          8.  No Rights as Stockholder until Exercise.  This Warrant does not
              ---------------------------------------
entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the Holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

          9.  Assignment and Transfer of Warrant.  This Warrant may be assigned
              ----------------------------------
by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the

Company); provided, however, that this Warrant may not be resold or otherwise transferred except with the prior consent of the Company and (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

          10.  Loss, Theft, Destruction or Mutilation of Warrant.  The Company
               -------------------------------------------------
represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

          11.  Saturdays, Sundays, Holidays, etc.  If the last or appointed day
               ---------------------------------
for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

          12.  Effect of Certain Events.
               ------------------------

          (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets, or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction") in which the consideration to be received by the Company or its stockholders consists solely of cash, the Company shall give the Holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

          (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its stockholders consists in part of consideration other than cash, the Holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

          (c)  "Piggy-Back" Registration.  The Holder of this Warrant shall have
               -------------------------
the right to include all of the shares of Common Stock underlying this Warrant (the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the holder of this Warrant agrees it shall not have any piggy-back registration rights pursuant to this Section 12(c) if the shares of Common Stock underlying this Warrant are freely tradable in the United States pursuant to the provisions of Regulation D. Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include Holder or not include Holder as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by he selling stockholders) shall be withheld from the market by the Holders thereof for a period, not to exceed one hundred eighty
(180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 12(c) prior to the effectiveness of such registration whether or not any Warrant holder elected to include securities in such registration. All registration expenses incurred by the Company in complying with this Section 12(c) shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the holders of the Warrants.

          13.  Adjustments of Exercise Price and Number of Warrant Shares.  The
               ----------------------------------------------------------
number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

          In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          14.  Voluntary Adjustment by the Company.  The Company may at its
               -----------------------------------
discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          15.  Notice of Adjustment.  Whenever the number of Warrant Shares or
               --------------------
number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

          16.  Authorized Shares.  The Company covenants that during the period
               -----------------
the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NASDAQ (or on the principal national securities exchange on which the Common Stock is admitted to trading or listed or, if not listed or admitted to trading on NASDAQ or a national securities exchange, as reported by the National Quotation Bureau, Inc. or other similar organization ("Other Exchanges")) for the three (3) trading days immediately prior to the date such dividend is payable.

          17.  Miscellaneous.
               -------------

          (a)  Issue Date; Jurisdiction. The provisions of this Warrant shall be
               ------------------------
construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws and jurisdictions of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

          (b)  Restrictions.  The holder hereof acknowledges that the Common
               ------------
Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

          (c)  Modification and Waiver.  This Warrant and any provisions hereof
               -----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (d)  Notices.  Any notice, request or other document required or
               -------
permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  December 18, 1997


                                    STORM TECHNOLOGY, INC.


                                    By:
                                       ----------------------------------

                                    Title:
                                          -------------------------------

                              NOTICE OF EXERCISE
                              ------------------

To:  STORM TECHNOLOGY, INC.

(1) The undersigned hereby elects to purchase ________ shares of Common Stock of STORM TECHNOLOGY, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

          (2) By signing below, the undersigned hereby certifies that the shares of Common Stock to be issued upon exercise of this Warrant have been registered under the Securities Act of 1933 (the "Act"), or that an exemption from registration under the Securities Act is available for such shares of Common Stock.

          (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


               -------------------------
               (Name)

               -------------------------
               (Address)

               -------------------------

Dated:


                                    --------------------------------
                                    Signature


NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.


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

                                 ASSIGNMENT FORM
                                 ---------------

                   (To assign the foregoing warrant, execute this form and supply required information.
                   Do not use this form to purchase shares.)

          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________ whose address is

______________________________________________________________________


______________________________________________________________________

                                    Dated:                  , 199
                                           -----------------


               Holder's Signature:
                                   -----------------------------

               Holder's Address:
                                   -----------------------------


                                   -----------------------------

Signature Guaranteed:
                       ----------------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


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